Exhibit 99(i)
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Increase in Third Quarter Earnings
     Clarks Summit, PA, October 15/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported third quarter 2007 earnings of $1,815 thousand or $1.03 per share, an increase of $190 thousand or 11.7% compared to $1,625 thousand or $0.87 per share for the same quarter of 2006. Year-to-date earnings amounted to $5,200 thousand or $2.90 per share in 2007, an increase of $450 thousand or 9.5% compared to $4,750 thousand or $2.56 per share in 2006.
     For the three months and nine months ended September 30, 2007, return on average assets was 1.30% and 1.25%, respectively, compared to 1.20% and 1.17% for the same periods of 2006. Return on average stockholders’ equity was 13.73% for the third quarter and 13.08% year-to-date, compared to 12.24% and 12.33% for each of the respective periods of 2006.
     “Strong growth in net interest income coupled with a reduction in the loan loss provision were the main factors contributing to the improvement in both third quarter and year-to-date earnings,” stated William F. Farber, Sr., President and Chief Executive Officer. “Our net interest spread and margin for the third quarter improved from the previous quarter despite a very challenging interest rate environment. We anticipate managing interest rate risk will become more difficult given the recent downward movement in short-term interest rates,” continued Farber. “For the remainder of 2007, we will focus on maintaining this favorable position in light of the recent change in monetary policy,” Farber concluded.
HIGHLIGHTS
•	Third quarter earnings increased 11.7% comparing 2007 and 2006.

•	Net interest margin improved 14 basis points from previous quarter.

•	The loan portfolio grew at an annualized rate of 20.5% from year-end 2006.

•	Noninterest-bearing deposits increased at an annualized growth rate of 10.4% from the end of 2006.
INCOME STATEMENT REVIEW
     Tax-equivalent net interest income increased $566 thousand or 3.4% to $17,023 thousand in 2007 from $16,457 thousand in 2006. A $2,311 thousand increase in tax-equivalent interest income was partially reduced by a rise in interest expense of $1,745 thousand. This increase in interest revenue resulted from a 41 basis point increase in the tax-equivalent yield on earning assets, coupled with a $13.6 million increase in average earning assets. Specifically, the tax-equivalent yield on the loan portfolio increased 32 basis points to 7.29% for the nine months ended September 30, 2007, from 6.97% for the same period of 2006. In addition, loans, net of unearned income averaged $31.8 million or 7.5% higher comparing the nine months ended September 30, 2007 and 2006. Similarly, the tax-equivalent yield on the investment portfolio rose 45 basis points to 5.54% in 2007 from 5.09% in 2006. However, average investments decreased $14.9 million or 16.9%. A 51 basis point increase in the cost of funds, coupled with the growth of $6.0 million in interest-bearing liabilities, contributed to the 19.1% increase in interest expense, which partially offset the positive effects of the yield improvement and earning asset growth. The cost of interest-bearing transaction accounts, including money market, NOW and savings accounts rose 42 basis points to 2.19% in 2007 from 1.77% in 2006. Similarly, the cost of time deposits rose 47 basis points to 4.48% in 2007 from 4.01% in 2006. Despite a 10 basis point decrease in the net interest spread, the tax-equivalent net interest margin for the nine months ended September 30, improved 3 basis points to 4.29% in 2007, compared to 4.26% in 2006. In addition, the net interest margin for the third quarter was 4.40%, 14 basis points higher than the previous quarter.
     The provision for loan losses was $75 thousand and $300 thousand for the three months and nine months ended September 30, 2007, compared to $270 thousand and $675 thousand for the respective periods of 2006. The allowance for loan losses, as a percentage of loans, net of unearned income, equaled 0.95% at September 30, 2007, and 1.04% one year earlier.
     Noninterest revenue increased $31 thousand or 3.6% to $889 thousand for the three months ended September 30, 2007, compared to $858 thousand for the same three months of last year. For the nine months ended September 30, 2007, noninterest revenue improved $82 thousand or 3.2% over the prior year. Year-to-date service charges, fees and commissions increased $83 thousand, while income received from mortgage banking services was stable. Increases in deposit service charges, coupled with gains realized on the sale of other real estate owned were the primary factors leading to the increase in service charges, fees and commissions.
     Noninterest expense for the three months ended September 30, increased $174 thousand or 4.6% to $3,921 thousand in 2007 from $3,747 thousand in 2006. Year-to-date noninterest expense rose $467 thousand or 4.2% to $11,489 thousand in 2007 compared to $11,022 thousand in 2006. Employee-related costs rose $285 thousand or 5.1% as a result of increases in staffing in the commercial loan and private banking divisions, higher health insurance costs and annual merit increases. Additional equipment-related costs arising from a new teller system and the implementation of CB&T Directsm remote deposit image capture system resulted in a $23 thousand or 1.3% increase in net occupancy and equipment expense. The $159 thousand or 4.4% increase in other expenses resulted primarily from legal and professional costs related to the “Dutch Auction” tender offer of our common stock.
BALANCE SHEET REVIEW
     Total assets grew $19.9 million or at an annual rate of 4.9% to $560.3 million at September 30, 2007, from $540.4 million at December 31, 2006. The growth in the balance sheet reflected strong loan demand, as loans, net of unearned income, increased $62.5 million or at an annual rate of 20.5% to $470.6 million at the close of the third quarter from $408.1 million at the end of 2006. Total deposits rose $20.6 million or at an annual rate of 5.7% to $504.0 million at September 30, 2007, from $483.4 million at December 31, 2006.

Noninterest-bearing deposits increased $5.7 million, while interest-bearing deposits grew $14.9 million. In addition to deposit growth, we utilized repayments from the investment portfolio to fund loan demand. Available-for-sale investment securities declined $44.1 million to $47.1 million at September 30, 2007, from $91.2 million at year-end 2006. There was $13.0 million in federal funds sold outstanding at the end of the third quarter of 2007, compared to $2.0 million at the end of 2006.
     Stockholders’ equity equaled $53.1 million or $30.24 per share at September 30, 2007, a decrease of $1.0 million compared to $54.1 million or $29.27 per share at December 31, 2006. In the second quarter of 2007, we successfully completed a modified “Dutch Auction” tender offer of our common stock. As part of this auction, we purchased 94,845 shares at a price of $52.00 per share or a total cost of $4.9 million. In addition to the shares repurchased under the “Dutch Auction,” we repurchased 5,700 shares for $273 thousand during the nine months ended September 30, 2007, under our on-going stock repurchase program. Stockholders’ equity was also impacted by net income of $5.2 million and net cash dividends declared of $1.0 million. Dividends declared for the three months and nine months ended September 30, 2007, equaled $0.26 per share and $0.78 per share compared to $0.25 per share and $0.75 per share for the respective periods of 2006.
     Nonperforming assets equaled $7.9 million or 1.67% of loans, net of unearned income and foreclosed assets at September 30, 2007, an increase of $3.3 million compared to $4.6 million or 1.01% at the end of the previous quarter. In comparison to year-end 2006, nonperforming assets rose $5.2 million. The increase in nonperforming assets resulted from increases in nonaccrual loans and accruing loans past due 90 days or more.
     The allowance for loan losses equaled $4.5 million or 0.95% of loans, net of unearned income, at September 30, 2007, compared to $4.6 million or 1.00% at June 30, 2007, and $4.4 million or 1.09% at December 31, 2006. The reduction in this ratio resulted from strong growth in the loan portfolio during the nine months ended September 30, 2007. Loans charged-off, net of recoveries, for the nine months ended September 30, equaled $281 thousand or 0.08% of average loans outstanding in 2007, a decrease of $69 thousand from $350 thousand or 0.11% of average loans outstanding in 2006.
     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS]

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2007	2007	2007	2006	2006
Key performance data:

Per share data:
Net income	$1.03	$1.06	$0.81	$0.87	$0.87
Cash dividends declared	$0.26	$0.26	$0.26	$0.25	$0.25
Book value	$30.24	$29.30	$29.85	$29.27	$28.74
Tangible book value	$30.04	$29.10	$29.66	$29.09	$28.55
Market value:
High	$49.90	$50.22	$49.93	$43.80	$43.50
Low	$46.00	$47.00	$42.26	$40.00	$38.00
Closing	$47.68	$49.15	$49.50	$42.80	$40.75
Market capitalization	$83,736	$86,263	$91,650	$79,124	$75,515
Common shares outstanding	1,756,204	1,755,091	1,851,518	1,848,687	1,853,137

Selected ratios:

Return on average stockholders’ equity	13.73%	14.46%	11.12%	11.74%	12.24%

Return on average assets	1.30%	1.35%	1.11%	1.17%	1.20%

Leverage ratio	9.34%	9.08%	9.81%	9.74%	9.57%

Efficiency ratio	62.02%	61.05%	64.03%	62.11%	60.89%

Nonperforming assets to loans, net, and foreclosed assets	1.67%	1.01%	0.76%	0.65%	0.78%

Net charge-offs to average loans, net	0.16%	0.06%	0.02%	0.22%	0.10%

Allowance for loan losses to loans, net	0.95%	1.00%	1.03%	1.09%	1.04%

Earning assets yield (FTE)	7.07%	7.07%	6.98%	6.92%	6.85%

Cost of funds	3.38%	3.51%	3.45%	3.22%	3.10%

Net interest spread (FTE)	3.69%	3.56%	3.53%	3.70%	3.75%

Net interest margin (FTE)	4.40%	4.26%	4.22%	4.34%	4.38%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Sept. 30,	Sept. 30,
Nine Months Ended	2007	2006
Interest income:
Interest and fees on loans:
Taxable	$22,847	$20,190
Tax-exempt	1,302	1,228
Interest and dividends on investment securities available-for-sale:
Taxable	1,279	1,596
Tax-exempt	1,111	1,124
Dividends	64	50
Interest on federal funds sold	75	209
Total interest income	26,678	24,397

Interest expense:
Interest on deposits	10,566	9,008
Interest on borrowed funds	331	144
Total interest expense	10,897	9,152
Net interest income	15,781	15,245
Provision for loan losses	300	675
Net interest income after provision for loan losses	15,481	14,570

Noninterest income:
Service charges, fees and commissions	2,380	2,297
Mortgage banking income	271	272
Total noninterest income	2,651	2,569

Noninterest expense:
Salaries and employee benefits expense	5,896	5,611
Net occupancy and equipment expense	1,795	1,772
Other expenses	3,798	3,639
Total noninterest expense	11,489	11,022
Income before income taxes	6,643	6,117
Provision for income tax expense	1,443	1,367
Net income	$5,200	$4,750

Other comprehensive income:
Unrealized gains on investment securities available-for-sale	$14	$129
Income tax expense related to other comprehensive income	5	44
Other comprehensive income, net of income taxes	9	85
Comprehensive income	$5,209	$4,835

Per share data:
Net income	$2.90	$2.56
Cash dividends declared	$0.78	$0.75
Average common shares outstanding	1,794,623	1,853,227

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Three months ended	2007	2007	2007	2006	2006
Interest income:
Interest and fees on loans:
Taxable	$7,808	$7,738	$7,301	$7,267	$7,133
Tax-exempt	457	445	400	328	352
Interest and dividends on investment securities available-for-sale:
Taxable	265	441	573	612	490
Tax-exempt	370	370	371	366	368
Dividends	32	21	11	18	14
Interest on federal funds sold	68	4	3	52	136
Total interest income	9,000	9,019	8,659	8,643	8,493

Interest expense:
Interest on deposits	3,539	3,593	3,434	3,348	3,197
Interest on borrowed funds	28	159	144	5
Total interest expense	3,567	3,752	3,578	3,353	3,197
Net interest income	5,433	5,267	5,081	5,290	5,296
Provision for loan losses	75		225	215	270
Net interest income after provision for loan losses	5,358	5,267	4,856	5,075	5,026

Noninterest income:
Service charges, fees and commissions	791	884	705	739	769
Mortgage banking income	98	98	75	100	89
Total noninterest income	889	982	780	839	858

Noninterest expense:
Salaries and employee benefits expense	2,058	1,959	1,879	2,037	1,903
Net occupancy and equipment expense	558	603	634	581	571
Other expenses	1,305	1,253	1,240	1,189	1,273
Total noninterest expense	3,921	3,815	3,753	3,807	3,747
Income before income taxes	2,326	2,434	1,883	2,107	2,137
Provision for income tax expense	511	554	378	507	512
Net income	$1,815	$1,880	$1,505	$1,600	$1,625

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$412	$(394)	$(4)	$(132)	$868
Income tax expense (benefit) related to other comprehensive income (loss)	140	(134)	(1)	(45)	295
Other comprehensive income (loss), net of income taxes	272	(260)	(3)	(87)	573
Comprehensive income	$2,087	$1,620	$1,502	$1,513	$2,198

Per share data:
Net income	$1.03	$1.06	$0.81	$0.87	$0.87
Cash dividends declared	$0.26	$0.26	$0.26	$0.25	$0.25
Average common shares outstanding	1,756,800	1,776,590	1,851,518	1,852,682	1,854,598

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Three months ended	2007	2007	2007	2006	2006
Net interest income:
Interest income
Loans, net:
Taxable	$7,808	$7,738	$7,301	$7,267	$7,133
Tax-exempt	692	674	606	497	534
Total loans, net	8,500	8,412	7,907	7,764	7,667
Investments:
Taxable	297	462	584	630	504
Tax-exempt	560	561	562	555	558
Total investments	857	1,023	1,146	1,185	1,062
Federal funds sold	68	4	3	52	136
Total interest income	9,425	9,439	9,056	9,001	8,865
Interest expense:
Deposits	3,539	3,593	3,434	3,348	3,197
Borrowed funds	28	159	144	5
Total interest expense	3,567	3,752	3,578	3,353	3,197
Net interest income	$5,858	$5,687	$5,478	$5,648	$5,668

Loans, net:
Taxable	7.30%	7.42%	7.37%	7.28%	7.23%
Tax-exempt	6.99%	6.55%	6.23%	6.29%	6.40%
Total loans, net	7.27%	7.34%	7.27%	7.20%	7.17%
Investments:
Taxable	3.93%	4.08%	4.31%	4.56%	4.08%
Tax-exempt	7.49%	7.56%	7.67%	7.51%	7.44%
Total investments	5.70%	5.46%	5.49%	5.59%	5.35%
Federal funds sold	5.11%	3.03%	4.85%	5.09%	5.32%
Total earning assets	7.07%	7.07%	6.98%	6.92%	6.85%
Interest expense:
Deposits	3.37%	3.45%	3.40%	3.22%	3.10%
Borrowed funds	5.44%	5.40%	5.47%	5.13%
Total interest-bearing liabilities	3.38%	3.51%	3.45%	3.22%	3.10%
Net interest spread	3.69%	3.56%	3.53%	3.70%	3.75%
Net interest margin	4.40%	4.26%	4.22%	4.34%	4.38%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
At period end	2007	2007	2007	2006	2006
Assets:
Cash and due from banks	$12,967	$15,095	$10,725	$25,584	$17,778
Federal funds sold			13,000	2,050	8,450
Investment securities available-for-sale	47,117	67,234	83,612	91,213	80,810
Loans held for sale, net	1,764	2,453	1,967	572	1,849
Loans, net of unearned income	470,606	455,021	451,973	408,074	426,867
Less: Allowance for loan losses	4,454	4,561	4,635	4,435	4,453
Net loans	466,152	450,460	447,338	403,639	422,414
Premises and equipment, net	11,052	11,223	10,831	11,018	11,047
Accrued interest receivable	3,328	3,071	3,025	2,863	3,219
Other assets	4,912	5,131	3,797	3,465	3,473
Total Assets	$560,292	$554,667	$561,295	$540,404	$549,040

Liabilities:
Deposits:
Noninterest-bearing	$78,746	$77,649	$74,875	$73,055	$73,713
Interest-bearing	425,304	416,855	410,805	410,387	419,102
Total deposits	504,050	494,504	485,680	483,442	492,815
Borrowed funds				5,700	17,100
Accrued interest payable	1,229	1,165	1,211	1,106	1,136
Other liabilities	1,910	1,880	2,044	1,738	1,830
Total liabilities	507,189	503,249	506,035	486,286	495,781

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued 1,756,204; 1,755,091; 1,851,518; 1,848,687; 1,853,137	580	579	611	610	612
Capital surplus	7,217	7,096	7,266	7,146	7,085
Retained earnings	44,340	43,049	46,429	45,405	44,518
Accumulated other comprehensive income	966	694	954	957	1,044
Total stockholders’ equity	53,103	51,418	55,260	54,118	53,259
Total liabilities and stockholders’ equity	$560,292	$554,667	$561,295	$540,404	$549,040

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Average quarterly balances	2007	2007	2007	2006	2006
Assets:
Loans, net:
Taxable	$424,486	$418,317	$401,864	$396,277	$391,235
Tax-exempt	39,282	41,251	39,463	31,330	33,129
Total loans, net	463,768	459,568	441,327	427,607	424,364
Investments:
Taxable	29,982	45,427	54,897	54,774	49,011
Tax-exempt	29,677	29,759	29,701	29,335	29,762
Total investments	59,659	75,186	84,598	84,109	78,773
Federal funds sold	5,275	529	251	4,055	10,142
Total earning assets	528,702	535,283	526,176	515,771	513,279
Other assets	24,292	24,065	23,657	28,028	26,129
Total assets	$552,994	$559,348	$549,833	$543,799	$539,408

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$416,430	$417,275	$409,924	$412,205	$409,575
Noninterest-bearing	79,155	75,320	71,670	74,440	74,542
Total deposits	495,585	492,595	481,594	486,645	484,117
Borrowed funds	2,043	11,800	10,684	387
Other liabilities	2,908	2,809	2,644	2,693	2,600
Total liabilities	500,536	507,204	494,922	489,725	486,717
Stockholders’ equity	52,458	52,144	54,911	54,074	52,691
Total liabilities and stockholders’ equity	$552,994	$559,348	$549,833	$543,799	$539,408

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
At quarter end	2007	2007	2007	2006	2006
Nonperforming assets:
Nonaccrual/restructured loans	$5,684	$3,561	$1,950	$2,010	$2,653
Accruing loans past due 90 days or more	1,823	759	1,143	292	603
Foreclosed assets	346	256	352	352	84
Total nonperforming assets	$7,853	$4,576	$3,445	$2,654	$3,340

Three months ended

Allowance for loan losses:
Beginning balance	$4,561	$4,635	$4,435	$4,453	$4,294
Charge-offs	221	94	46	264	170
Recoveries	39	20	21	31	59
Provision for loan losses	75		225	215	270
Ending balance	$4,454	$4,561	$4,635	$4,435	$4,453
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.